Exhibit 10.11

                                ESCROW AGREEMENT


     This Escrow Agreement (this "Agreement") is dated as of September 15, 1995 among SoftNet Systems, Inc. ("SoftNet"), R.C.W. Mauran ("Mauran"), A.J.R. Oosthuizen ("Oosthuizen") and MELLON BANK, N.A., as escrow agent ("Mellon" or the "Escrow Agent").

     WHEREAS, a Micrographic Technology Corporation ("MTC"), SoftNet and MTC Acquisition Corp., a wholly owned subsidiary of SoftNet ("MTC Acquisition"), entered into an Agreement and Plan of Reorganization dated as of March 24, 1995, pursuant to which MTC will be merged (the "Merger") with and into MTC Acquisition.

     WHEREAS, in connection with the Merger, SoftNet, Mauran and Oosthuizen entered into an Agreement dated as of March 24, 1995, as amended September 15, 1995 (the "Shareholders Agreement"), pursuant to which Mauran and Oosthuizen agreed that fifty percent (50%) of the shares of Common Stock of SoftNet (the "Escrow Shares") will be held in escrow until the second anniversary of the closing of the Merger as security for Mauran and Oosthuizen's indemnity obligations under the Shareholders Agreement.

     WHEREAS, in connection with the Escrow Shares, SoftNet, Mauran and Oosthuizen desire to appoint Mellon as the escrow agent.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. SoftNet, Mauran and Oosthuizen hereby appoint Mellon as the Escrow Agent hereunder, and Mellon hereby accepts such appointment.

     2. Creation of Escrow Fund; Escrow Deposit. The Escrow Agent hereby agrees to hold in a separate account or fund which shall be designated the "SoftNet Escrow Fund" (the "Escrow Fund") the property hereinafter described. The Escrow Fund shall be held and disbursed by the Escrow Agent under and subject to the provisions of this Agreement. The Escrow Agent hereby acknowledges its receipt of stock certificates representing 173,956 shares and 168,266 shares (the "Escrow Shares") of Common Stock of SoftNet from Mauran and Oosthuizen, respectively, which shares shall be deposited into the Escrow Fund.

     3. Disbursement of Escrow Fund. The Escrow Fund shall be held by the Escrow Agent and not disbursed until one of the following events has occurred, in which event the Escrow Agent is authorized and directed to disburse the Escrow Fund, or a portion thereof, in the manner indicated:

          (a) In the event SoftNet believes that a set off against the Escrow Shares for Indemnifiable Damages (as defined in the Shareholders Agreement) is appropriate in accordance with the terms of the Shareholders Agreement and neither Mauran or Oosthuizen have disputed the setoff claim within twenty (20) business days from receipt of the Notice of Contest (as defined in the Shareholders Agreement), upon receipt of a written statement from SoftNet indicating that SoftNet is exercising its right of setoff, that neither Mauran or Oosthuizen have disputed the setoff claim within the notice period specified in the Shareholders Agreement and the number of Escrow Shares to be released, the Escrow Agent is authorized and directed to disburse the Escrow Shares as directed in the written statement from SoftNet.

          (b) In the event either Mauran or Oosthuizen timely disputes a setoff claim and the dispute is submitted to arbitration in accordance with Section 6(iii) of the Shareholders Agreement, upon receipt of the arbitrator's written decision, the Escrow Agent is authorized and directed to disburse the Escrow Shares as directed in the arbitrator's written decision.

          (c) Upon receipt of a written direction signed by SoftNet, Mauran and Oosthuizen, the Escrow Agent is authorized and directed to disburse the Escrow Shares as directed in such joint direction.

          (d) In the event there are Escrow Shares remaining in the Escrow Fund on September 15, 1997 and the Escrow Agent has not been notified of any outstanding setoff claims by SoftNet, the Escrow Agent is authorized and directed to disburse the remaining Escrow Shares to Mauran and Oosthuizen in proportion to the number of shares placed in the Escrow Fund by Mauran and Oosthuizen, respectively, or as otherwise designated in writing by Mauran and Oosthuizen.

          (e) In the event there are Escrow Shares remaining in the Escrow Fund on September 15, 1997 and the Escrow Agent has been notified of outstanding setoff claims by SoftNet, the Escrow Agent will retain sufficient Escrow Shares to cover the outstanding setoff claims, and is authorized and directed to disburse the remaining Escrow Shares to Mauran and Oosthuizen in proportion to the number of shares placed in the Escrow Fund by Mauran and Oosthuizen, respectively, or as otherwise designated in writing by Mauran and Oosthuizen. The Escrow Agent is authorized and directed to disburse the retained Escrow Shares in accordance with (i) written directions signed by SoftNet, Mauran and Oosthuizen or (ii) the arbitrator's written decision.

     4. Termination. This Agreement shall terminate and be of no further force and effect on the date when all Escrow Shares comprising the Escrow Fund have been disbursed in accordance with the terms hereof. If this Agreement is still in effect on June 30, 1998 and there are Escrow Shares remaining in the Escrow Fund, regardless if there are any outstanding Indemnifiable Damages claims by SoftNet, the Escrow Agent shall promptly disburse the remaining Escrow Shares to Mauran and Oosthuizen in proportion to the number of shares placed in the Escrow Fund by Mauran and Oosthuizen, respectively, or as otherwise designated in writing by Mauran and Oosthuizen, but such disbursement shall have no effect on SoftNet's outstanding Indemnifiable Damages of which written notice has been received by Mauran and Oosthuizen on or before September 15, 1997.

     5.  Escrow Agent's Duties and Fees.

          (a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be subject to, nor have any liability or responsibility under, nor be obligated to recognize the Shareholders Agreement or any other agreement between, or directions or instructions of, any of the parties hereto or any other person in carrying out its duties hereunder, except for written directions or notices delivered to the Escrow Agent in accordance with Section 3 of this Agreement.

          (b) Reliance. SoftNet, Mauran and Oosthuizen shall furnish the Escrow Agent with a list of persons authorized to act on behalf of SoftNet, Mauran and Oosthuizen, as applicable, together with specimen signatures of such persons. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may act in reliance upon the reasonable advice of counsel satisfactory to it in reference to any matter connected with its obligations hereunder and shall not incur any liability for any action taken in accordance with such advice.

          (c) Standard of Care: Indemnification. The Escrow Agent shall not be responsible for any act or failure to act hereunder except in the case of its willful misconduct or gross negligence. The parties hereto (other than the Escrow Agent) shall jointly and severally indemnify the Escrow Agent and hold it harmless against any claims, losses, liabilities, judgments, attorneys' fees and other costs or expenses of any kind incurred by the Escrow Agent without willful misconduct or gross negligence on its part, arising out of or in connection with its entering into this Agreement and the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof. Under no circumstances shall the Escrow Agent be liable for any incidental, consequential or special damages.

          (d) Disputes. In case of any dispute regarding this Escrow Agreement, the Escrow Agent shall not be required to institute legal proceedings of any kind and shall be entitled to deposit the Escrow Fund with any court of competent jurisdiction and thenceforth be relieved of any further duty or responsibility hereunder.

          (e) Successor Escrow Agent. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation to SoftNet, Mauran and Oosthuizen, specifying the date upon which such resignation shall take effect. Upon any such resignation of the Escrow Agent, SoftNet, Mauran and Oosthuizen shall mutually appoint a successor Escrow Agent who shall have all rights of an Escrow Agent hereunder and be bound by all of the provisions hereof

          (f) Fees and Expenses. The Escrow Agent shall receive a fee for its services hereunder as set forth on Schedule 1 hereto, and shall be reimbursed for its reasonable out-of-pocket expenses incurred in performing its duties hereunder. SoftNet shall pay the Escrow Agent's fees for its services hereunder and any costs and expenses (including attorney's fees and expenses) incurred by it hereunder.

          (g) Compliance with Court Order. If all or part of the Escrow Fund held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of court, or if the delivery thereof shall be stayed or enjoined by any order of court, or if any other order, judgment or decree shall be made or entered by any court affecting the Escrow Fund or any part thereof, the Escrow Agent is expressly authorized in its sole reasonable discretion to obey and comply with all writs, orders, judgments, or decrees so entered or issued, whether with or without jurisdiction, and in case it obeys and complies with any such writ, order, judgment, or decree, it shall not be liable to SoftNet, Mauran or Oosthuizen, their successors or assigns, any of their clients or to any other person or entity, by reason of such compliance, notwithstanding that such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.

     6. Notices. Unless otherwise specifically provided herein all notices and other communications required or permitted hereunder:

          (a)  shall be in writing;

          (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

          (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier, provided that hard copy is mailed on the same day.

          All such communications shall be sent to the following addresses or numbers, or to such other addresses or telecopy numbers as any party may inform the others by giving five business days' prior notice:

          If to:         SoftNet Systems, Inc.
          Address:       717 Forest Avenue
                         Lake Forest, Illinois  60045
                         Attn:  President
                         Telecopy No.:  (708) 266-8250
                         Telephone No.:  (708) 266-8150

          with copy to:  Pedersen & Houpt
                         161 North Clark, Suite 3100
                         Chicago, IL  60601
                         Attn:  Gary Mostow
                         Telecopy No.:  (312) 641-6895
                         Telephone No.:  (312) 641-6888

          If to:         R.C.W. Mauran
          Address:       c/o Bedford Capital Corporation
                         Scotia Plaza
                         40 King Street West, Suite 5114
                         Toronto, Ontario
                         Canada M5H 3Y2
                         Telecopy No.:  (416) 366-4447
                         Telephone No.:  (416) 366-6130

          If to:         A.J.R. Oosthuizen
          Address:       19244 Bountiful Acres
                         Saratoga, California  95070
                         Telecopy No.:  (415) 962-7475
                         Telephone No.:  (415) 962-7404

          If to Escrow Agent:
                         Mellon Bank, N.A.
                         Two Mellon Bank Center
                         Attn:  Corporate Trust Group,
                                Claire Seidner
                         Room 325
                         Pittsburgh, Pennsylvania  15259
                         Telecopy No.:  (412) 234-9196
                         Telephone No.:  (412) 234-5292

     7.  Miscellaneous.

          (a) Benefit of Parties. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person other than the parties hereto, any right, remedy or claim hereunder.

          (b) Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other parties.

          (c) Amendments. This Agreement may be amended, modified or supplemented only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

          (d) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

          (e) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

          (f) Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

          (g) Headings. All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

          (h) Severability. If any clause, provision or section of this Agreement is held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any other clause, provision or section hereof and this Agreement shall be construed as if such illegal or invalid clause, provision or section had not been contained herein.

     IN WITNESS WHEREOF, this Escrow Agreement has been executed by the undersigned as of the date first written above,

                              By:  /s/ R.C.W. Mauran
                                       R.C.W. Mauran


                              By:  /s/ A.J.R. Oosthuizen
                                       A.J.R. Oosthuizen



                              SOFTNET SYSTEMS, INC.

                              By:  /s/ John Jellinek
                              Title:



                              MELLON BANK, N.A., as Escrow Agent

                              By:  /s/
                              Title:  Vice President



                                   SCHEDULE 1

                      ESCROW AGENT'S COMPENSATION SCHEDULE


 Escrow Agent's initial fee                          $    500.00









 Escrow Agents annual fee                            $  1,500.00
 per year or any part thereof